December 18, 2009

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

RE        Principal Variable Contracts Funds, Inc.

            Post Effective Amendment No. 73 to Registration Statement on Form N-1A

            File No. 02-35570

I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely

/s/ Adam U. Shaikh

Adam U. Shaikh

Assistant Counsel

AUS/ka

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